                                                                    Exhibit 4.02


                            CERTIFICATE OF AMENDMENT
                                       OF
            FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              AT HOME CORPORATION
                            (a Delaware corporation)

          AT HOME CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST. The name of the Corporation is At Home Corporation. The original Certificate of Incorporation of the Corporation was filed on March 28, 1995. An Amended and Restated Certificate of Incorporation was filed on August 29, 1995, a Second Amended and Restated Certificate of Incorporation was filed on August 1, 1996, a Certificate of Retirement was filed on August 2, 1996, a Third Amended and Restated Certificate of Incorporation was filed on August 14, 1996, a Certificate of Amendment was filed on April 11, 1997, a Certificate of Designation of Series C Convertible Participating Preferred Stock was filed on April 11, 1997, a Certificate of Amendment was filed on July 15, 1997, a Fourth Amended and Restated Certificate of Incorporation was filed on July 16, 1997, a Certificate of Amendment was filed on July 9, 1998, a Fifth Amended and Restated Certificate of Incorporation was filed on May 28, 1999, a Certificate of Designation of Series A Non-Voting Preferred Stock was filed on December 13, 1999, a Certificate of Designation of Series B Non-Voting Preferred Stock was filed on February 9, 2000, a Certificate of Designation of Series C Non-Voting Preferred Stock was filed on February 9, 2000 and a Certificate of Correction to the Certificate of Designation of Series B Non-Voting Preferred Stock was filed on March 31, 2000. The name under which the Corporation was originally incorporated is "at Home Corporation."

          SECOND. Pursuant to Section 242(b) of the Delaware General Corporation Law (the "DGCL") the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendments of the Fifth Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

          THIRD. Pursuant to Section 242 of the DGCL, the text of the Fifth Amended and Restated Certificate of Incorporation is hereby amended to read as set forth below. The Certificates of Designation of the Series A, Series B and Series C Non-Voting Preferred Stock filed subsequent to the filing of the Fifth Amended and Restated Certificate of Incorporation are not amended hereby and continue in full force and effect.


                                   ARTICLE I
                                     NAME

              The name of the Corporation is At Home Corporation.

                                  ARTICLE II
                               REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is RL&F Service Corp.


                                  ARTICLE III
                                    PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV
                               AUTHORIZED STOCK

          The total number of shares of capital stock which the Corporation shall have authority to issue is one billion, one hundred and nineteen million, six hundred fifty thousand (1,119,650,000) shares, of which one billion, one hundred ten million (1,110,000,000) shares shall be common stock with a par value of $.01 per share ("Common Stock"), and nine million, six hundred fifty thousand (9,650,000) shares shall be preferred stock with a par value of $.01 per share ("Preferred Stock"). Said shares of Common Stock and Preferred Stock shall be divided into the following series:

          (a) one billion (1,000,000,000) shares of Common Stock shall be of a series designated as "Series A Common Stock;"

          (b) one hundred and ten million (110,000,000) shares of Common Stock shall be of a series designated as "Series B Common Stock";

          (c) Ten thousand six hundred and seventy three and five hundred forty nine thousandths (10,673.549) shares of Preferred Stock have been designated as Series A Non-Voting Convertible Preferred Stock ("Series A Preferred Stock");

          (d) One thousand and eight (1,008) shares of Preferred Stock have been designated as Series B Non-Voting Convertible Preferred Stock ("Series B Preferred Stock");

          (e) One thousand two hundred and seventy nine (1,279) shares of Preferred Stock have been designated as Series C Non-Voting Convertible Preferred Stock ("Series C Preferred Stock"); and

          (f) Nine million six hundred and thirty seven thousand and thirty nine and four hundred fifty one thousandths (9,637,039.451) shares of Preferred Stock are undesignated as to series and are issuable in accordance with the provisions of Section C of this Article IV (the "Series Preferred Stock").

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          The description of the Common Stock and the Preferred Stock and the
relative rights, preferences, privileges and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:


                                   SECTION A
                                  DEFINITIONS

          Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this Certificate, the meanings herein specified:

               "Additional Directors" has the meaning set forth in Section A(2) of Article V of this Certificate.

               "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

               "AT&T" shall mean AT&T Corp., a New York corporation.

               "AT&T Broadband" shall mean AT&T Broadband, LLC, a Delaware limited liability company, but in the event of a Qualified Spin Off Transaction (as defined in the Stockholders' Agreement) such terms shall mean the Spin Off Parent (as defined in the Stockholders' Agreement) resulting from such Qualified Spin-Off Transaction.

               "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

               "Capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

               "Certificate" shall mean this Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

               "Comcast Sub" shall mean Comcast PC Investments, Inc., a Delaware corporation, and any Controlled Affiliate of Comcast Corporation to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

               "Common Stock" shall mean the Series A Common Stock and the Series B Common Stock, collectively.

               "Company Securities" has the meaning given to such term in the Stockholders' Agreement.

               "Control" shall mean the direct or indirect power to direct the management and policies of any Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

               "Controlled Affiliate" shall mean, as to any Person, any other Person which is Controlled by such Person.

               "Corporation" has the meaning set forth in the preamble to this Certificate.

               "Cox Sub" shall mean Cox @ Home, Inc., a Delaware corporation, and any Controlled Affiliates of Cox Communications, Inc. to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

               "DGCL" has the meaning set forth in the preamble to this Certificate.

               "HSR Act and Rules" has the meaning set forth in Section B(7) of
Article IV of this Certificate.

               "March 28 Equity Arrangements" shall mean (i) any warrants granted or to be granted by the Corporation to AT&T, Comcast Corporation and Cox Communications, Inc., and (ii) the share exchange between the Corporation and AT&T, in each case pursuant to the letter agreement dated March 28, 2000 and the term sheets attached thereto, among the Corporation, AT&T, Comcast Corporation and Cox Communications, Inc.

               "Outside Director" means any director of the Corporation who (i) is not an officer (other than any Vice Chairman) of, or employed by, the Corporation or its Subsidiaries and (ii) is not an Affiliate or Associate (as defined in Rule 405 under the Securities Act of 1933, as amended) of any of Cox Enterprises, Inc., a Delaware corporation, Comcast Corporation or AT&T Broadband or any of their respective Controlled Affiliates (other than the Corporation or its Subsidiaries).

               "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

               "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of the Series Preferred Stock, collectively.

               "Proceeding" has the meaning set forth in Section C(2) (a) of
Article V of this Certificate.

               "Series A Common Stock" shall mean the Series A Common Stock, par value $0.01 per share, of the Corporation.

               "Series A Directors" has the meaning set forth in Section B(1)(b)(i) of Article IV of this Certificate.

               "Series A Preferred Stock shall mean the Series A Preferred Stock par value $0.01 per share, of the Corporation.

               "Series B Common Stock" shall mean the Series B Common Stock, par value $0.01 per share, of the Corporation.

               "Series B Directors" has the meaning set forth in Section B(1)(b)(i) of Article IV of this Certificate.

               "Series B Preferred Stock shall mean the Series B Preferred Stock par value $0.01 per share, of the Corporation.

               "Series C Preferred Stock shall mean the Series C Preferred Stock par value $0.01 per share, of the Corporation.

               "Series Common Stock Directors" has the meaning set forth in Section B(1)(b)(i) of Article IV of this Certificate.

               "Series Preferred Stock has the meaning set forth in clause (g) of Article IV of this Certificate.

               "Share Distribution" has the meaning set forth in Section B(4)(a) of Article IV of this Certificate.

               "Stockholders' Agreement" shall mean that certain Amended and Restated Stockholders' Agreement, dated as of July 16, 1997, by and among the Corporation, TCI Sub, Comcast Sub, Cox Sub, Kleiner, Perkins, Caufield & Byers VII, KPCB Information Sciences Zaibatsu Fund II, James Clark and certain Affiliates of such Persons, as amended from time to time.

               "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

               "TCI Sub" shall mean TCI Internet Holdings, Inc., a Colorado corporation, and any Controlled Affiliate of AT&T, to which Company Securities are transferred in accordance with the terms of the Stockholders' Agreement.

                                   SECTION B
                                 COMMON STOCK

          Each share of the Series A Common Stock and each share of the Series B Common Stock shall, except as otherwise provided in this Section B, be identical in all respects and shall have equal rights and privileges.

          1.  Voting Rights.
              -------------

              (a) General Voting Rights.  Holders of Series A Common Stock
                  ---------------------
     shall be entitled to one vote for each share of such stock held and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held on all matters presented to the holders of Common Stock of the Corporation.

                  Except as otherwise provided in this Certificate and except as may otherwise be required by the DGCL or, with respect to any series of Series Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by this Certificate, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Series A Common Stock, of Series B Common Stock or of any other class or series of stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock or the holders of shares of any series of Preferred Stock shall be required for the approval of any such matter.

              (b) Election of Series Common Stock Directors.
                  -----------------------------------------

                  (i) So long as there are not fewer than 10,000,000 shares of Series B Common Stock outstanding, the holders of Series B Common Stock, voting as a single series, shall have the exclusive right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect the smallest number of directors which constitutes a majority of the entire Board of Directors (such directors elected by the holders of the Series B Common Stock are hereinafter collectively referred to as the "Series B Directors").

                         In the event that the holders of Series B Common Stock are entitled to elect any Series B Common Stock Director(s), then so long as there are any shares of Series A Common Stock outstanding, the holders of Series A Common Stock, voting as a single series, shall have the right, acting by written consent given in accordance with paragraph 1(b)(vi) below or by vote at a meeting called for that purpose, to elect two directors, each of whom must qualify as an Outside Director (such directors elected by the holders of the Series A Common Stock are hereinafter referred to as the "Series A Directors," and together with the Series B Directors, the "Series Common Stock Directors").

                 (ii) Each Series Common Stock Director shall hold such position until the earliest of the next meeting or written consent of stockholders entitled to vote on the election of said director, his resignation or his removal.

                 (iii) At any meeting of stockholders having as a purpose the election of directors by holders of the Series A Common Stock and/or holders of the Series B Common Stock, as the case may be, the presence, in person or by proxy, of the holders of a majority of the voting power of the Series A Common Stock then outstanding shall be required and be sufficient to constitute a quorum for the election of the Series A Directors, and the presence, in person or by proxy, of the holders of a majority of the voting power of the Series B Common Stock then outstanding shall be required and be sufficient to constitute a quorum for the election of the Series B Directors. Each Series A Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of the holders of Series A Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of Series A Directors or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below. Each Series B Director to be elected at such meeting shall be elected by a plurality of the votes of the shares of holders of Series B Common Stock present in person or represented by proxy at such meeting and entitled to vote in the election of Series B Directors or by written consent of the holders of such shares given in accordance with paragraph 1(b)(vi) below.

                         At any such meeting or adjournment thereof, (i) the absence of a quorum of such holders of shares of the Series A Common Stock or the Series B Common Stock, as the case may be, shall not prevent the election of the directors to be elected by the holders of shares other than the series of Common Stock the holders of which do not constitute a quorum for such election at such meeting, and the absence of a quorum of holders of shares other than the Series A Common Stock or the Series B Common Stock shall not prevent the election of the directors to be elected by the holders of the Series A Common Stock or the Series B Common Stock, as the case may be, and (ii) in the absence of a quorum of holders of (x) shares of the Series A Common Stock or Series B Common Stock, (y) shares other than the Series A Common Stock or Series B Common Stock, or (z) shares of all such classes and series, holders of a majority of the shares, present in person or by proxy, of each class or series of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which such class or series is entitled to elect, from time to time, without notice (subject to applicable law) other than announcement at the meeting, until a quorum shall be present.

                 (iv) Except as provided in paragraph 1(b)(v) below, any vacancy in the office of a Series Common Stock Director occurring during the effectiveness of the applicable provisions of paragraph 1(b)(i) above shall be filled solely by the holders of the series of Common Stock entitled to vote for such Series Common Stock Director by vote of such holders as provided in paragraph 1(b)(iii) above at a meeting called for such purpose or by written consent of such holders given in accordance with paragraph 1(b)(vi) below.

                 (v) A Series Common Stock Director may be removed without cause by the vote or by written consent of the holders of a majority of the outstanding shares of Series A Common Stock or Series B Common Stock, as the case may be, which elected such Series Common Stock Director. Any vacancy in the office of a Series Common Stock Director shall be filled by the affirmative vote of the holders of a majority of the outstanding shares of the applicable series of Common Stock entitled to elect the Series Common Stock Director so removed at a meeting, which may be the same meeting at which the removal of such Series Common Stock Director was voted upon, or by written consent of the holders of such series of Common Stock given in accordance with paragraph 1(b)(vi) below; provided,
                                                                       --------
       however, that if there is a vacancy in the office of one of the two
       -------
       Series A Directors, the remaining Series A Director shall have the power to fill the vacancy. Any director elected to fill a vacancy shall serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

                 (vi) With respect to actions by the holders of the Series A Common Stock or Series B Common Stock upon those matters on which such holders are each entitled to vote separately as a separate series, such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of Series A Common Stock or Series B Common Stock, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of such series of Series A Common Stock or Series B Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

                 (vii) The right of the holders of any series of Common Stock to elect Series Common Stock Directors shall be in addition to their right to vote, together as a single class with the holders of the Series A Common Stock, Series B Common Stock and any series of Preferred Stock so entitled to vote, acting by written consent or by vote at a meeting called for the purpose of election of directors, in the election of all Additional Directors.

         2.  Conversion Rights.
             -----------------

             (a) General; Mechanics of Conversion.  Each share of Series B
                 --------------------------------
     Common Stock shall be convertible at any time, at the option of the holder thereof, into one share of Series A Common Stock.

                 (i) Any such conversion of Series B Common Stock may be effected by any holder of shares of Series B Common Stock by surrendering such holder's certificate or certificates for the shares of such stock, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of such Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Series A Common Stock to be issued.

                    (ii)      If so required by the Corporation, any
       certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided (provided that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after receipt of the certificate or certificates, notice, and if required, instruments of transfer referred to above). Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the Person or Persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date; provided, however,
                                                           --------  -------
       that the conversion may, at the option of any holder surrendering Series B Common Stock for conversion, be conditioned upon notice by such holder to the Corporation of the occurrence of any specified event.

               (b)  Reservation of Shares.  A number of shares of Series A
                    ---------------------
Common Stock equal to the number of shares of Series A Common Stock that would be outstanding upon conversion of all shares of Series B Common Stock outstanding from time to time, shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock.

               (c)  No Reissuance.  Shares of Series B Common Stock that have
                    -------------
     been converted hereunder shall be retired and shall not be reissued.
     Shares of Series A Common Stock shall not be convertible into shares of any other series or class.

          3.   Dividends. Dividends shall be payable only if, as and when
               ---------
  declared by the Board of Directors out of the assets of the Corporation legally available therefor. Subject to paragraph 4 of this Section B, whenever a dividend is paid to the holders of one series of Common Stock, the Corporation shall also pay to the holders of all other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first series of Common Stock.

          4.   Share Distributions.
               -------------------

               (a)  General.  The Corporation may declare and pay a distribution
                    -------
     consisting of shares of Common Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the

     Common Stock only in accordance with the provisions of this paragraph 4 of this Section B of this Article IV.

               (b)  Distributions.  If at any time a share distribution is to be
                    -------------
     made with respect to the Series A Common Stock or Series B Common Stock, such share distribution may be declared and paid only as follows:

                    (i) a share distribution consisting of shares of Series A Common Stock (or any securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and Series B Common Stock, on an equal per share basis; or consisting of shares of Series A Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series A Common Stock) to holders of Series A Common Stock and, on an equal per share basis, shares of Series B Common Stock (or securities of the Corporation that are convertible into, or exercisable or exchangeable for, or evidence the right to purchase shares of Series B Common Stock) to holders of Series B Common Stock; or

                   (ii) a share distribution consisting of any class or series of securities of the Corporation or any other Person other than as described in paragraph 4(b)(i) above, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Series A Common Stock and Series B Common Stock or on the basis of a distribution of different classes or series of securities to holders of Series A Common Stock and Series B Common Stock; provided, however, that (x) the
                                               --------  -------
       securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exercisable or exchangeable, or which the distributed securities evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions, (y) such rights and provisions shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion and share distribution provisions among the Series A Common Stock and the Series B Common Stock and (z) in each case such distribution is otherwise made on an equal per share basis.

               (c)  Reclassifications.  The Corporation shall not reclassify,
                    ------------------
     subdivide or combine any series of Common Stock without reclassifying, subdividing or combining all other series of Common Stock, on an equal per share basis.

          5.   Liquidation and Dissolution.  In the event of a liquidation,
               ---------------------------
  dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the prior payment in full of the preferential amounts (including any accumulated and unpaid dividends) to which any series of Preferred Stock is entitled, the holders of Series A Common Stock, the holders of Series B Common Stock and the holders of any class or series of Preferred Stock entitled to participate in such distribution shall share equally, on a share for share basis (on an as converted into Common Stock basis with respect to any shares of Preferred Stock which are convertible into Common Stock, unless the designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock provide otherwise), in the assets of the Corporation remaining for distribution to holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5 of Section B of Article IV.

     6.   Limitation on Issuance of Series B Common Stock.  Except (i) for
          -----------------------------------------------
the shares of Series B Common Stock to be issued pursuant to the March 28 Equity Arrangements and (ii) as approved by the stockholders of the Corporation entitled to vote as described in paragraph 1(a) of Section B of this Article IV, no shares of Series B Common Stock shall be issued except pursuant to paragraph 4 of Section B of this Article IV.

     7.   Regulatory Matters.  If any shares of Series A Common Stock which
          ------------------
would be issuable upon conversion of shares of Series B Common Stock require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. Without limiting the foregoing, if the conversion of such shares shall be subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act and Rules"), the Corporation shall promptly comply with any applicable filing or notice requirements under the HSR Act and Rules and use its reasonable commercial efforts to furnish the information required in connection therewith to the Federal Trade Commission and the Antitrust Division of the Department of Justice. If applicable, the Corporation shall use its reasonable commercial efforts to list the shares of Series A Common Stock issuable upon conversion of the Series B Common Stock, in each case prior to delivery of such shares of Series A Common Stock upon such conversion, on the principal national securities exchange (including, but not limited to, the Nasdaq National Market) on which such shares are listed at the time of such delivery.


                                   SECTION C
                            SERIES PREFERRED STOCK

     The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

     (1) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

     (2) the dividend rate or amounts, if any, for the particular series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative and the relative rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of that series;

     (3) the rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series;

     (4) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine; provided, however, that no
                                                  --------  -------
          series of Series Preferred Stock shall have the right to convert into Series B Common Stock;

     (5)  the voting rights, if any, of the holders of a particular series;

     (6) the terms and conditions, if any, for the Corporation to purchase or redeem shares of a particular series; and

     (7) any other relative rights, powers, preferences and limitations of a particular series of the Series Preferred Stock.

     The Board of Directors is authorized to exercise its authority with respect to fixing and designating various series of the Series Preferred Stock and determining the relative rights, powers and preferences thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate.

     All shares of any one series of the Series Preferred Stock shall be alike in every particular. Except to the extent otherwise provided in the resolution or resolutions providing for the issue of any series of Series Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Certificate of Designation for a series of Series Preferred Stock, no consent or vote of the holders of shares of Series Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Series Preferred Stock or the number of authorized shares of any series thereof (but not below the number of shares of Series Preferred Stock or of such series, as the case may be, then outstanding).

     Except as may be provided by the Board of Directors in a Certificate of Designation or by law, shares of any series of Series Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall be retired and shall not be reissued.

                                   ARTICLE V
                                   DIRECTORS

                                   SECTION A
                            NUMBER AND DESIGNATION

          The governing body of the Corporation shall be a Board of Directors. So long as there are not fewer than 10,000,000 shares of Series B Common Stock outstanding, the Board of Directors shall consist of no fewer than seven (7) and no more than seventeen (17) directors, with the exact number of directors constituting the entire Board of Directors to be specified from time to time in accordance with this Certificate by action of the Board of Directors. If the number of shares of Series B Common Stock outstanding falls below 10,000,000, the minimum number of directors shall be three (3).

          1.  Series Common Stock Directors.  The Series Common Stock Directors
              -----------------------------
shall be elected by the holders of the applicable series of Common Stock, subject to, and in the manner provided in, Article IV of this Certificate.

          2.  Additional Directors.  At any meeting of stockholders having as a
              --------------------
  purpose the election of directors, to the extent that the total number of directors constituting the entire Board exceeds the number of Series Common Stock Directors, any additional directors (the "Additional Directors") shall be elected by the holders of the Common Stock and, if so fixed by the resolution or resolutions of the Board of Directors creating, designating and establishing such series of Series Preferred Stock, the holders of voting shares of Series Preferred Stock, subject to, and in the manner provided in,
  Article IV of this Certificate.

                                   SECTION B
                                 BOARD ACTIONS

          Vote Required for Actions of the Board or Committees of the Board.
          -----------------------------------------------------------------
Except as otherwise provided by law or this Certificate, any action or approval by the Board of Directors or any committee thereof shall be deemed taken or given by the approval of such action or matter by a majority of the members of the Board of Directors or committee present at a meeting at which a quorum of the Board of Directors or committee, as the case may be, is present or a written consent to such action executed by all the members of the Board of Directors or committee, respectively.


                                   SECTION C
                  LIMITATION ON LIABILITY AND INDEMNIFICATION

          1.  Limitation On Liability. To the fullest extent permitted by the
              -----------------------
  DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

          2.   Indemnification.
               ---------------

               (a)  Right to Indemnification.  The Corporation shall indemnify
                    ------------------------
     and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he, or a Person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section C. The Corporation shall be required to indemnify a Person in connection with a proceeding (or part thereof) initiated by such Person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (b)  Prepayment of Expenses.  The Corporation shall pay the
                    ----------------------
     expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of
                                          --------  -------
     expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

               (c)  Claims.  If a claim for indemnification or payment of
                    ------
     expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

               (d)  Non-Exclusivity of Rights.  The rights conferred on any
                    -------------------------
     Person by this paragraph shall not be exclusive of any other rights which such Person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

               (e)  Other Indemnification.  The Corporation's obligation, if
                    ---------------------
any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          3.  Amendment or Repeal.  Any repeal or modification of the foregoing
              -------------------
  provisions of this Section C shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.


                                   SECTION D
                              AMENDMENT OF BYLAWS

          In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken in accordance with the provisions of the Bylaws of the Corporation is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of the Corporation.


                                  ARTICLE VI
                                     TERM

          The term of existence of the Corporation shall be perpetual.


                                  ARTICLE VII
                             STOCK NOT ASSESSABLE

          The capital stock of the Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of the Corporation. This Certificate shall not be subject to amendment in this respect.


                                 ARTICLE VIII
                               DGCL SECTION 203

          The Corporation shall not be governed by Section 203 of the DGCL.

          IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment of Certificate of Incorporation of At Home Corporation to be executed and attested by its duly authorized officers on this 28th day of August, 2000.


                                             AT HOME CORPORATION


                                             By: /s/ George Bell
                                                 ---------------
                                                 George Bell
                                                 Chief Executive Officer and
                                                 Chairman of the Board

Attest: /s/ Mark A. McEachen
        --------------------
        Mark A. McEachen
        Executive Vice President and
        Chief Financial Officer